Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, Apr. 30, 2012 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported first quarter net income of $47.4 million, or $0.55 per diluted share, compared to net income of $40.0 million, or $0.47 per diluted share, during the fourth quarter of 2011 and net income of $45.6 million, or $0.53 per diluted share, during the same period last year.

Operating revenues of $307 million during the current quarter rose 5% compared to the previous quarter and 3% compared to the same period last year, and were 1% lower than our historical high-water mark set during the second quarter of 2011.  Our operating margin improved by 190 basis points sequentially.

Gross sales were $6.1 billion, a 22% increase compared to the previous quarter.  Net flows of $1.3 billion showed meaningful improvement compared to $42 million during the fourth quarter of 2011.

Business Discussion

Management commentary

“Momentum continued in the new year.  Market action, plus emphasis on expense control, allowed for solid sequential quarter profit improvement,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “The retail investor remains reticent, but we were able to record another quarter of reasonable organic growth considering the overall environment.  Fund performance in the quarter was strong on both an absolute and relative basis.”

Advisors channel

Sales of $1.0 billion during the quarter rose 20% compared to the previous quarter and were essentially flat compared to the same period last year.  Net inflows were $158 million compared to outflows of $114 million during the fourth quarter of 2011 and inflows of $66 million during the first quarter of 2011.

Advisor productivity continues to improve, with gross revenue per advisor reaching $40,800 during the current quarter.  This represents a sequential improvement of 5%, a year-over-year improvement of 4% and a new quarterly high level of productivity for our financial advisors.  Continued improvements in productivity, along with the channel’s industry-low redemption rates, makes our Advisors channel an important and stable contributor to our business model.

Wholesale channel

Gross sales during the quarter were $4.4 billion, a 20% increase compared to the previous quarter, while inflows of $970 million compare favorably to the fourth quarter’s $153 million.  Broad risk aversion continues to influence retail investors’ behavior, but solid investment performance and a diverse line-up of mutual fund products allowed us to grow assets under management at a greater rate than most other mutual fund complexes.  Efforts from our Wholesale channel led to an annualized organic growth rate of 9.5% compared to the industry’s breakeven rate.

Interest in fixed income products remains strong, accounting for 37%, or $1.6 billion, of sales and $1.3 billion of inflows.  During the quarter, $2.9 billion, or 67% of sales volume, went to products other than our flagship Asset Strategy fund.

Institutional channel

Gross sales were $652 million during the quarter and inflows were $175 million, both of which represent improvements compared to the fourth quarter.  In January, we announced that we had won two meaningful mandates, one of which funded during the quarter.

Our subadvisory efforts have been rewarding and we see opportunities for additional relationships over time.  We are also experiencing success in the defined benefit and defined contribution markets, which should lead to additional mandates in the future.

Management Fee Revenue Analysis

During the current quarter, average assets under management were $90.1 billion, an increase of 8% sequentially and 4% compared to the first quarter of 2011.

Compared to the previous quarter, revenues grew 7%, slightly below the rate of growth in average assets under management because of one less day in the current quarter.  Compared to the same period last year, revenues grew 2%, a slightly lower rate than average assets under management as a mix-shift to lower fee products was partly offset by an extra day in the first quarter of 2012.

The effective fee rate for the current quarter was 60.2 basis points, compared to 60.1 basis points and 61.6 basis points in the fourth and first quarters of 2011, respectively.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

The sequential increase in revenues is largely due to higher asset-allocation fees, and to a lesser degree, higher Rule 12b-1 fees.  Sales of fee-based products remain strong, while market appreciation has had a positive impact on our asset levels.  Lower variable annuity sales commissions partly offset other revenue increases.  Direct expenses rose with associated revenues, while indirect expenses were largely unchanged as higher sales program costs were offset by lower field office costs.

Compared to the first quarter of 2011, revenues rose on higher asset-allocation fees.  Front-load Class A and variable annuity sales commissions were lower, which offset a portion of the above-referenced increase in revenues.  Direct expenses rose with associated revenues.  Indirect costs increased largely on higher field office costs, namely compensation and related costs and advertising.

Wholesale channel

Sequentially, changes in asset levels were responsible for the increase in revenues.  Direct expenses rose due to both higher asset-based fees and wholesaler commissions.  Indirect costs rose slightly as higher compensation and related costs were mostly offset by lower advertising costs.

Compared to the same period last year, revenues rose with higher asset-based fees while direct expenses declined with lower wholesaler commissions.  Indirect expenses rose on a combination of higher office expenses, business meetings and travel costs for wholesalers.

Compensation and Related Expense Analysis

Compared to the fourth quarter, costs increased due to a combination of annual salary increases, higher payroll taxes and pension costs.  The first quarter also included severance charges and higher bonuses to our investment management staff.

Compared to the same period last year, the increase is largely due to higher amortization costs for share-based compensation and higher base salaries.  Higher pension, severance and incentive compensation costs also contributed to the increase.

General and Administrative Expense Analysis

Sequentially, the decline in costs was largely due to lower advertising expenses, and to a lesser degree, lower legal costs.  Advertising expenses were lower than their previous run-rate.

Compared to the first quarter of 2011, costs rose on a combination of higher dealer services and IT costs and were partly offset by lower advertising costs.

Investment and Other Income/Loss

Investment and other income rose for both the sequential and year-over-year comparative periods due to higher gains recognized on the sale of available-for-sale securities and in our mutual fund trading portfolios.  A portion of the sequential increase was offset by lower dividend and capital gains in the current quarter.

Gains realized on the sale of available-for-sale securities and an increase in the fair value of trading securities led to the release of a portion of our valuation allowance, reducing our tax expense by $1.3 million and our effective tax rate.

Balance Sheet Information

As of March 31, 2012, cash and cash equivalents and investment securities were $521 million.  Long-term debt was $190 million and there was no short-term debt outstanding.

Stockholders’ equity was $568 million and there were 85.6 million shares outstanding.  On April 2nd, we granted 1.2 million shares of restricted stock in accordance with our annual program.  We repurchased 413 thousand shares during the first week of April to cover employee minimum income tax withholdings in connection with the vesting of stock awards.

Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)

	2011				2012
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$131,644	$138,985	$133,494	$126,476	$134,900
Underwriting and distribution fees	132,763	137,354	131,001	131,575	137,490
Shareholder service fees	32,167	33,606	33,254	32,858	34,228
Total operating revenues	296,574	309,945	297,749	290,909	306,618
Operating Expenses:
Underwriting and distribution	152,004	157,219	151,936	154,872	159,475
Compensation and related costs	40,475	42,092	37,052	41,782	45,402
General and administrative	17,631	19,500	22,491	20,911	19,325
Subadvisory fees	8,080	8,313	7,291	6,201	6,271
Depreciation	3,604	3,842	3,980	3,809	3,472
Total operating expenses	221,794	230,966	222,750	227,575	233,945
Operating Income	74,780	78,979	74,999	63,334	72,673
Investment and other income/(loss)	1,003	2,452	(4,365)	2,959	4,056
Interest expense	(2,900)	(2,835)	(2,838)	(2,840)	(2,827)
Income before taxes	72,883	78,596	67,796	63,453	73,902
Provision for taxes	27,250	28,626	27,962	23,431	26,515
Net Income	$45,633	$49,970	$39,834	$40,022	$47,387
Net income per share	0.53	0.58	0.46	0.47	0.55
Weighted average shares outstanding - diluted	85,836	86,275	85,782	85,286	85,606
Operating margin	25.2%	25.5%	25.2%	21.8%	23.7%

Underwriting and Distribution

(Amounts in thousands)

	2011				2012
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$72,555	$74,018	$70,088	$73,416	$76,680
Expenses
Direct	50,872	52,422	49,748	51,316	53,676
Indirect	22,791	23,724	24,761	26,138	26,367
Total expenses	$73,663	$76,146	$74,509	$77,454	$80,043
Wholesale Channel
Revenues	$60,208	$63,336	$60,913	$58,159	$60,810
Expenses
Direct	66,591	69,376	65,526	64,199	65,837
Indirect	11,750	11,697	11,901	13,219	13,595
Total expenses	$78,341	$81,073	$77,427	$77,418	$79,432
Total
Revenues	$132,763	$137,354	$131,001	$131,575	$137,490
Expenses
Direct	117,463	121,798	115,274	115,515	119,513
Indirect	34,541	35,421	36,662	39,357	39,962
Total expenses	$152,004	$157,219	$151,936	$154,872	$159,475
Margin	-14.5%	-14.5%	-16.0%	-17.7%	-16.0%

Changes in Assets Under Management

(Amounts in millions)

	2011				2012
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$33,181	$34,922	$34,843	$29,760	$31,709
Sales (net of commissions)	1,064	1,011	867	858	1,030
Redemptions	(990)	(1,059)	(1,004)	(994)	(1,042)
Net sales	74	(48)	(137)	(136)	(12)
Net exchanges	(62)	(55)	(79)	(66)	103
Reinvested dividends & capital gains	54	128	83	88	67
Net flows	66	25	(133)	(114)	158
Market action	1,675	(104)	(4,950)	2,063	3,206
Ending assets	$34,922	$34,843	$29,760	$31,709	$35,073
Wholesale Channel
Beginning assets	$40,883	$44,742	$46,558	$38,138	$40,954
Sales (net of commissions)	4,719	4,211	3,957	3,707	4,433
Redemptions	(3,162)	(2,566)	(3,515)	(3,752)	(3,446)
Net sales	1,557	1,645	442	(45)	987
Net exchanges	62	55	79	65	(104)
Reinvested dividends & capital gains	0	117	29	133	87
Net flows	1,619	1,817	550	153	970
Market action	2,240	(1)	(8,970)	2,663	4,814
Ending assets	$44,742	$46,558	$38,138	$40,954	$46,738
Institutional Channel
Beginning assets	$9,609	$10,407	$10,346	$9,558	$10,494
Sales (net of commissions)	776	556	1,625	456	652
Redemptions	(530)	(709)	(737)	(503)	(507)
Net sales	246	(153)	888	(47)	145
Net exchanges	0	0	0	0	0
Reinvested dividends & capital gains	16	28	18	50	30
Net flows	262	(125)	906	3	175
Market action	536	64	(1,694)	933	1,312
Ending assets	$10,407	$10,346	$9,558	$10,494	$11,981
Consolidated Total
Beginning assets	$83,673	$90,071	$91,747	$77,456	$83,157
Sales (net of commissions)	6,559	5,778	6,449	5,021	6,115
Redemptions	(4,682)	(4,334)	(5,256)	(5,249)	(4,995)
Net sales	1,877	1,444	1,193	(228)	1,120
Net exchanges	0	0	0	(1)	(1)
Reinvested dividends & capital gains	70	273	130	271	184
Net flows	1,947	1,717	1,323	42	1,303
Market action	4,451	(41)	(15,614)	5,659	9,332
Ending assets	$90,071	$91,747	$77,456	$83,157	$93,792

Supplemental Information

	2011				2012
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	9.6%	10.1%	10.0%	10.4%	10.1%
Wholesale	29.7%	22.3%	31.0%	35.7%	30.7%
Institutional	21.3%	27.1%	27.8%	19.0%	18.2%
Total	21.0%	18.2%	22.9%	24.1%	21.5%
Gross Revenue per advisor (000s)	39.2	40.2	37.6	38.7	40.8
Number of advisors	1,732	1,751	1,758	1,816	1,778
Number of shareholder accounts (000s)	3,988	4,087	4,118	4,155	4,082
Number of shareholders (000s)	803	819	827	825	832

Fund Rankings

	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	24%	29%	52%
Top half	43%	39%	79%
Equity assets
Top quartile	11%	18%	77%
Top half	67%	21%	88%
Fixed income funds
Top quartile	47%	19%	53%
Top half	58%	44%	73%
Fixed income assets
Top quartile	62%	10%	62%
Top half	68%	46%	79%
All funds
Top quartile	30%	26%	52%
Top half	47%	40%	78%
All assets
Top quartile	21%	16%	74%
Top half	67%	26%	86%

MorningStar
% of funds with 4 or 5 stars
Equity funds	47%	12%	57%
All funds	42%	9%	53%
% of assets with 4 or 5 stars
Equity assets	29%	8%	72%
All assets	31%	6%	70%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, April 30th at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, VP, Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011, which include, without limitation:

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          Our inability to implement new information technology and systems, or inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; and

•                                          Our inability to hire and retain senior executive management and other key personnel.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2011 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2012.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.